Exhibit 10.17

STOCK OPTION AGREEMENT

MADE AND ENTERED into this «Date» day of «MonthYr».

BY AND BETWEEN

II-VI INCORPORATED, a Pennsylvania corporation (the “Corporation”).

AND

«Optionee», (the “Optionee”).

WITNESSETH:

WHEREAS, the Optionee is an employee of the Corporation and the Corporation desires to provide the Optionee with an incentive whereby the Optionee will be rewarded for future efforts rendered on behalf of the Corporation.

NOW, THEREFORE, in consideration of the mutual convenants herein contained and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto, for themselves, their heirs, executors, administrators and assigns, agree as follows:

1. GRANT OF OPTION. Pursuant to the provisions of the II-VI Incorporated Stock Option Plan (the “Plan) of 2001, as amended, the Corporation hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions hereinafter set forth, the right and option to purchase from the Corporation for cash or stock of the Corporation, all or any part of an aggregate of «Noshares» shares of Common Stock of the Corporation (“Shares”) at the purchase price of $«Price» per share, such option to be exercisable as hereinafter provided. The option granted hereunder shall be a non-statutory stock option.

2. EXPIRATION DATE. The option shall expire on «Expire10», which in no event shall be later than ten (10) years from the date of this Agreement.

3. EXERCISE OF OPTION. The Optionee has the right to exercise the option as follows:

(a) Upon and after «Oneyr», the Optionee may exercise the option with respect to any number of Shares (except with respect to fractional shares) not in excess of twenty percent (20%) of the total number of Shares covered by this Agreement.

(b) Upon and after «Twoyrs», the Optionee may exercise the option with respect to any number of Shares (except with respect to fractional shares) not in excess of forty percent (40%) of the total number of Shares covered by this Agreement.

(c) Upon and after «Threeyrs», the Optionee may exercise the option with respect to any number of Shares (except with respect to fractional shares) not in excess of sixty percent (60%) of the total number of Shares covered by this Agreement.

(d) Upon and after «Fouryrs», the Optionee may exercise the option with respect to any number of Shares (except with respect to fractional shares) not in excess of eighty percent (80%) of the total number of Shares covered by this Agreement.

(e) Upon and after «Fiveyrs», the Optionee may exercise the option with respect to any number of Shares (except with respect to fractional shares) not in excess of one-hundred percent (100%) of the total number of Shares covered by this Agreement.

The Optionee shall exercise the option by mailing written notice of such exercise, together with the payment required under paragraph 4, to the Corporation at the following address:

II-VI Incorporated

Stock Option Committee

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Notwithstanding anything herein to the contrary, the Optionee shall have the right to exercise the option with respect to one hundred percent (100%) of the Shares covered by this Agreement upon the date on which the Corporation is a party to a merger, acquisition, purchase or consolidation in which it is not the surviving corporation of such transaction or upon or after the date on which the Optionee dies, becomes totally and permanently disabled as defined in Section 105 (d) (4) of the Internal Revenue Code or retires upon or after his early, normal or late retirement dates as those terms are defined in the Corporation’s profit sharing plan.

4. PAYMENT OF PURCHASE PRICE. At the time of any exercise the purchase price of the shares as to which this option shall be exercised shall be paid in cash, certified funds or in stock of the Corporation valued at the book value determined under the most recent annual financial statements of the Corporation unless the stock of the Corporation is traded on a public exchange in which event the value of the stock shall be equal to the exchange price as of the date the option is exercised.

5. ISSUANCE OF STOCK CERTIFICATES. Upon receipt of the written notice of exercise and purchase price from the Optionee, the Corporation agrees to issue a stock certificate representing the number of Shares purchased by the Optionee.

6. EXERCISE UPON DEATH, RETIREMENT, PERMANENT DISABILITY OR TERMINATION OF EMPLOYMENT.

(a) In the event of the death of the Optionee (i) while an employee of the Corporation or (ii) within twelve (12) months after termination of employment with the Corporation because of total and permanent disability, as defined in Section 105(d)(4) of the Internal Revenue Code, as it may be amended, or (iii) within three years after termination of employment with the Corporation because of early, normal or late retirement, as those terms are defined in the Corporation’s profit sharing plan, this option may be exercised, to the extent that the Optionee was entitled to do so at the date of termination of employment, by the person or persons to whom the Optionee’s rights under this option pass by will or applicable law, or if no such person has such right by his executors or administrators, at any time, or from time to time, within one year after the date of Optionee’s death but in no event later than the expiration date specified in paragraph 2 or one year after Optionee’s death, whichever is earlier.

(b) If Optionee’s employment with the Corporation shall terminate because total and permanent disability, as defined in Section 105(d)(4) of the Internal Revenue Code, as it may be amended, Optionee may exercise the option to the extent that he is entitled to do so at the date of the termination of employment, at any time, or from time to time, within twelve (12) months of the date of termination of employment, but in no event later than the expiration date specified in paragraph 2 or twelve (12) months after termination of employment, whichever is earlier.

(c) If Optionee’s employment with the corporation shall terminate because of his early, normal or late retirement as those terms are defined in the Corporation’s profit sharing plan, Optionee may exercise the option to the extent that he is entitled to do so at the date of the termination of employment, at any time, or from time to time, within three (3) years of the date of termination of employment, but in no event later than the expiration date specified in paragraph 2 or three (3) years after termination of employment, whichever is earlier.

(d) If Optionee’s employment shall terminate for any reason other than death, total and permanent disability or retirement as aforesaid, all rights to exercise this option shall terminate at the date of such termination of employment.

7. TERMINATION OF EMPLOYMENT AFTER EXERCISE. If the Optionee terminates his employment with the Corporation for any reason, and commences employment with a competitor of the Corporation within twenty-four (24) months of the date the option is exercised, the Optionee agrees to return the shares purchased pursuant to such exercise and the Corporation agrees to return to the Optionee the purchase price it received in cash or certified funds within thirty (30) days after the Optionee commences his employment with the competitor. If the Optionee has sold such shares, then he agrees to pay to the Corporation, in cash or certified funds, an amount equal to the proceeds received by the Optionee on the sale of such shares less the amount which the Optionee paid for such shares on the exercise of the option. Such amount shall be paid to the Corporation within thirty (30) days after the Optionee commences his employment with the competitor. For the purpose of this Agreement, a “competitor” shall mean any corporation, partnership, sole proprietor or other entity, who sells, manufactures, produces or modifies, a product or products, similar to, the same as or a substitute for any product or products sold by the Corporation.

8. NONTRANSFERABILITY. This option shall not be transferable other than by will or by the laws of descent and distribution nor shall the Optionee pledge or hypothecate the option nor create any lien thereon. During the life time of Optionee, this option shall be exercisable only by him/her or by the Optionee’s legal representative if the Optionee is legally incompetent.

9. ADJUSTMENTS. In the event of any change in the Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidate, split-up, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, then in any such event the number and kind of shares subject to this option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Committee appointed pursuant to in paragraph 3 of the Plan may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon Optionee.

10. NO RIGHTS AS SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to any Shares of Common Stock subject to this option prior to the date of issuance to him of a certificate or certificates for such Shares.

11. NO RIGHTS TO CONTINUED EMPLOYMENT. This option shall not confer upon Optionee any right with respect to continuance of employment of the Corporation, nor shall it interfere in any way with the right of the Corporation to terminate his/her employment at any time or adjust the compensation of any Optionee.

12. COMPLIANCE WITH LAW AND REGULATIONS. This option and the obligation of the Corporation to sell and deliver Shares hereunder, shall be subject to all applicable Federal and State laws, regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for Shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any Federal or State law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

13. INVESTMENT REPRESENTATION. The Committee appointed pursuant to Section 3 of the Plan may require Optionee to furnish to the Corporation, prior to the issuance of any Shares upon the exercise of all or any part of this option, and agreement (in such form as such Committee may specify) in which Optionee represents that the Shares acquired by him/her upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

14. OPTIONEE BOUND BY PLAN. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

ATTEST:	II-VI INCORPORATED

BY:
Craig A. Creaturo, Chief Accounting Officer and Treasurer	Francis J. Kramer, President and Chief Operating Officer

(Corporate Seal)

WITNESS:	OPTIONEE:

(SEAL)

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